Exhibit 15.4

CONSENT OF DOUGLAS L. BEAHM

I, Douglas L. Beahm, Chief Operating Officer of Anfield Energy Inc. (the “Company”)., in connection with the Company’s Registration Statement on Form 20-F (and any amendments or supplements and/or exhibits thereto, the “Registration Statement”), consent to:

i.

the public filing by the Company and use of the technical reports entitled “Technical Report on the West Slope Uranium Project, Montrose County, Colorado, USA (the “West Slope Technical Report”), “Technical Report on the Slick Rock Uranium Project, San Miguel County, Colorado, USA (the “Slick Rock Technical Report”), “Technical Report on the Velvet Wood Project, San Juan County, Utah, USA (the “Velvet Wood Technical Report” and together with the West Slope Technical Report and the Slick Rock Technical Report, the “Technical Reports”) that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to and referenced in the Registration Statement;

ii.

the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

iii.

any extracts from or a summary of the Technical Reports in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statement.

I am responsible for authoring, and this consent pertains to the West Slope Technical Report, Slick Rock Technical Report and Velvet Wood Technical Report. I certify that I have read the Registration Statement and that both fairly and accurately represent the information in the sections of the Technical Reports for which I am responsible.

/s/ Douglas L. Beahm
Douglas L. Beahm, P.E., P.G.

Date: June 13, 2025